EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the  incorporation  by  reference in the  Registration  Statements
(Nos.  333-119712,   333-109854,  333-98577,  333-66356,  333-44592,  333-84099,
333-50267) on Form S-8 and Form S-3 (Nos. 333-121095, 333-106494, 333-145344 and
333-111612) of Talon International Inc. of our report dated April 6, 2009, relating to our audit of the consolidated financial statements, and the financial statement schedules, which appears in this Annual Report on Form 10-K of Talon International, Inc. for the year ended December 31, 2008. Our report dated April 6, 2009, relating to the consolidated financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.




                                               /s/ SingerLewak LLP
                                               --------------------------------
                                               SINGERLEWAK LLP



                                               Los Angeles, California

                                               April 6, 2009